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                                                                     EXHIBIT 4.3

                                                                Cap I and Cap II

                          REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT dated as of November 18, 1998 by and between NATCO Group Inc., a Delaware corporation (the "Company"), and Capricorn Investors, L.P., a Delaware limited partnership ("Cap I"), and Capricorn Investors II, L.P., a Delaware limited partnership ("Cap II").

                                R E C I T A L S:

     On November 18, 1998, the Certificate of Incorporation of the Company was amended to authorize two classes of common stock, par value $0.01 per share ("Common Stock"), to wit: 45,000,000 shares of Class A Common Stock ("Class A Common Stock") and 5,000,000 shares of Class B Common Stock ("Class B Common Stock"), and to convert each of the then outstanding shares of common stock of the Company into one share of Class A Common Stock (the "Charter Amendments").

     After giving effect to the Charter Amendments, Cap I owns of record and beneficially 5,563,667 shares (68.3%) of the outstanding Class A Common Stock.

     After giving effect to the Charter Amendments, Cap II owns of record and beneficially 2,582,259 shares (31.7%) of the outstanding Class A Common Stock.

     Together, Cap I and Cap II own of record and beneficially, as of the date of this Agreement, all the outstanding Class A Common Stock, being all the outstanding Common Stock.

     The Company, National Tank Company, a Delaware corporation and a wholly owned subsidiary of the Company ("Natco"), Natco Acquisition Company, a Delaware corporation and a wholly owned subsidiary of the Company ("Newco") and The Cynara Company, a Delaware corporation ("Cynara"), are parties to an Amended and Restated Agreement and Plan of Merger dated November 17, 1998 but effective as of March 26, 1998 (the "Merger Agreement"), pursuant to which Cynara will be merged with and into Natco (the "Merger") and the Designated Stockholders will receive shares of Class B Common Stock through conversion of the outstanding shares of Cynara common stock.

     The Company and Cap II have executed and delivered an Investment Agreement dated November 17, 1998 pursuant to which the Company has agreed to issue and sell, and Cap II has agreed to purchase, a non-negotiable promissory note convertible upon the occurrence of the events therein specified into 504,762 shares of Class A Common Stock.

     The stockholders of Cynara have entered into a Registration Rights Agreement of even date herewith between the Company and such stockholders which contains terms and provisions substantially similar to those herein (the "Cynara Registration Rights Agreement").



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     NOW, THEREFORE, for and in consideration of the foregoing, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Definitions and Usage.

             A. Definitions. The terms defined in this Section, wherever used in this Agreement, shall, unless the context otherwise requires, have the respective meanings hereinafter specified.

     "Affected Stockholders" shall mean each Stockholder all or a portion of whose shares of Common Stock have been included in a Registration Statement filed with the Commission pursuant to the provisions of this Agreement.

     "Agreement" shall mean this Registration Rights Agreement.

     "Cap I" shall have the meaning ascribed to such term in the first paragraph of this Agreement.

     "Cap II" shall have the meaning ascribed to such term in the first paragraph of this Agreement.

     "Class A Common Stock" shall have the meaning ascribed to such term in the recitals to this Agreement.

     "Class B Common Stock" shall have the meaning ascribed to such term in the recitals to this Agreement.

     "Commission" shall mean the United States Securities and Exchange
Commission.

     "Common Stock" shall have the meaning ascribed to such term in the recitals to this Agreement.

     "Company" shall mean NATCO Group Inc., a Delaware corporation, and any successor corporation by merger, consolidation or otherwise and any parent corporation resulting from the merger or consolidation of the Company with or into a subsidiary of another corporation.

     "Cynara" shall mean The Cynara Corporation, a Delaware corporation.

     "Cynara Registration Rights Agreement" shall have the meaning ascribed to such term in the recitals to this Agreement.

     "Distribution Public Offering" shall mean a distribution (as such term is used in the Securities Act and the Securities Act Rules) of Common Stock by Cap I or Cap II to its general and

                          REGISTRATION RIGHTS AGREEMENT
                                        2

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limited partners pursuant to a Registration Statement filed and declared effective under the Securities Act and the Securities Act Rules.

     "Effective Period" shall mean such period as shall be required under the provisions of the Securities Act and the Securities Act Rules for delivery of a prospectus meeting the requirements of Section 10(a) of the Securities Act to any Person purchasing Common Stock in connection with an Underwritten Public Offering, a Distribution Public Offering or a Market Public Offering, as the case may be; provided, however, that such period shall not include any delivery requirement with respect to the distribution by an underwriter of its unsold allotment relating to an Underwritten Public Offering.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, as the same shall be in effect at the date of any determination to be made hereunder.

     "Exchange Act Rules" shall mean the rules and regulations promulgated by the Commission under the Exchange Act, as the same shall be in effect at the date of any determination to be made hereunder.

     "Initial Public Offering" shall mean a public offering of Common Stock by the Company as a result of which the Company first becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

     "Market Public Offering" shall mean a public offering for cash of shares of Common Stock into an existing trading market for outstanding shares of Common Stock at other than a fixed price on or through the facilities of a national securities exchange or to or through a market maker otherwise than on an exchange, but in any case pursuant to a Registration Statement filed and declared effective under the Securities Act and the Securities Act Rules.

     "Merger" shall have the meaning ascribed to such term in the recitals to this Agreement.

     "Merger Agreement" shall have the meaning ascribed to such term in the recitals to this Agreement.

     "Notice of Intent to File" shall mean a written notice given by the Company pursuant to Section 2.D or Section 3.A that the Company is preparing to file a Primary Distribution Registration Statement or a Secondary Distribution Registration Statement under the Securities Act relating to an Underwritten Public Offering of Common Stock.

     "Notice of Registration Request" shall mean a written notice given by the Company pursuant to Section 2.A to the Stockholder that did not send the applicable Registration Request or pursuant to Section 2.B to all Stockholders (other than the Stockholder who sent the applicable Registration Request), in each case notifying such Stockholders that the applicable Registration Request has been received by the Company and briefly advising such Stockholders that they have the right to request

                          REGISTRATION RIGHTS AGREEMENT
                                        3

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Registration for the distribution of their holdings of Common Stock, subject to the terms and provisions of this Agreement.

     "Person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

     "Primary Distribution" shall mean an Underwritten Public Offering of Common Stock offered, sold and delivered by the Company.

     "Primary Distribution Registration Statement" shall mean a Registration Statement filed by the Company and declared effective under the Securities Act and the Securities Act Rules relating to a Primary Distribution.

     "Public Offering" shall mean either a Distribution Public Offering, a Market Public Offering or an Underwritten Public Offering

     "Registrable Shares" shall mean shares of Common Stock owned of record by any Stockholder as to which such Stockholder has requested Registration pursuant to the provisions of Section 2.A, 2.B, 3.B or 4.A.

     "Registration" shall mean the registration under the registration provisions of the Securities Act of the offering, sale and delivery of shares of Common Stock.

     "Registration Expenses" shall mean the expenses associated with the preparation and filing of any registration statement pursuant to Section 2.C, 3.C or 4.A herein and any sale covered thereby (including the reasonable fees and expenses of legal counsel to the Affected Stockholders, fees related to blue sky qualifications and filing fees in respect of the National Association of Securities Dealers, Inc.), but excluding underwriting discounts or commissions in respect of shares of Common Stock to be sold by the Affected Stockholders.

     "Registration Request" shall mean a written notice from a Stockholder requesting that the Company file a Registration Statement with respect to a Distribution Public Offering pursuant to Section 2.A herein, an Underwritten Public Offering pursuant to Section 2.B herein or a Public Offering pursuant to
Section 4.A herein, in which the Stockholder advises the Company as to the number of shares of Common Stock that the Stockholder wishes to include in the applicable Registration and in which the Stockholder agrees to (i) the specified method of distribution, (ii), in the case of an Underwritten Public Offering, the designated managing underwriter and (iii) agrees to provide to the Company all such information as may be required by the Company pursuant to Section 6 herein.

     "Registration Period" shall mean the period of time from the decision of the Company to prepare and file a Registration Statement to and including the effective date of such Registration Statement.

                          REGISTRATION RIGHTS AGREEMENT
                                        4

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     "Registration Statement" shall mean a registration statement filed on Form
S-1, S-2 or S-3 (or any successor form) under the registration provisions of the Securities Act and the Securities Act Rules.

     "Request Period" shall mean a period of ten business days after receipt pursuant to Section 2.A by the Stockholder that did not send the applicable Registration Request or after receipt pursuant to Section 2.B by all Stockholders (other than the Stockholder who sent the applicable Registration Request) of the Notice of Registration Request.

     "Secondary Distribution" shall mean an Underwritten Public Offering of Common Stock offered, sold and delivered by shareholders of the Company other than the Stockholders, but including the holders of Common Stock acquired pursuant to the Merger and subject to the Cynara Registration Rights Agreement.

     "Secondary Distribution Registration Statement" shall mean a Registration Statement filed by the Company and declared effective under the Securities Act and the Securities Act Rules relating to a Secondary Distribution, including a distribution requested by the shareholders subject to the Cynara Registration Rights Agreement.

     "Securities Act" shall mean the Securities Act of 1933, as amended, as the same shall be in effect at the date of any determination to be made hereunder.

     "Securities Act Rules" shall mean the rules and regulations promulgated by the Commission pursuant to the Securities Act, as the same shall be in effect at the date of any determination to be made hereunder.

     "Stockholders" shall mean Cap I and Cap II and, upon registration of record ownership of shares of Common Stock by them, Nathaniel A. Gregory, Winokur and the general and limited partners of Cap I and Cap II and any assignee of any of them; provided, however, that, in the case of any such record owner, the offering, sale and delivery of shares of such Common Stock are not exempt from the registration provisions of the Securities Act pursuant to Section 4(1) thereof (without regard to the exemption provided by Rule 144 under the Securities Act unless paragraph (k) of Rule 144 is applicable thereto); and provided, further, that, in the case of any assignee other than Nathaniel A. Gregory, Winokur and such general and limited partners, such assignee has agreed to be bound by the provisions of this Agreement in accordance with Section 15 herein.

     "Supplemental Registration Request" shall mean a written notice given by any Stockholder pursuant to the provisions of Section 2.A, 2.B or 3.B herein, in which the Stockholder advises the Company as to the number of shares of Common Stock that the Stockholder wishes to include in the applicable Registration and in which the Stockholder agrees to (i) the specified method of distribution,
(ii), in the case of an Underwritten Public Offering, the designated managing underwriter and (iii) agrees to provide to the Company all such information as may be required by the Company pursuant to Section 7 herein.

                          REGISTRATION RIGHTS AGREEMENT
                                        5

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     "Underwritten Public Offering" shall mean a firm commitment underwritten public offering for cash of shares of Common Stock pursuant to a Registration Statement filed and declared effective under the Securities Act and the Securities Act Rules.

     "Winokur" shall mean Herbert S. Winokur, Jr. or any legal entity (other than Cap I or Cap II) of which Mr. Winokur is the predominant beneficial owner.

             B. Rules of Construction. Unless the context otherwise requires, as used in this Agreement: (a) a term has the meaning ascribed to it; (b) "or" is not exclusive; (c) "including" means "including without limitation;" (d) words in the singular include the plural; (e) words in the plural include the singular; (f) words applicable to one gender shall be construed to apply to each gender; (g) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement; and (h) the term "Section" shall refer to the specified Section of this Agreement.

     Section 2. Registration Rights.

     A. Distribution Registration Request. If the Company shall receive a Registration Request from Cap I or Cap II requesting that the Company file a Registration Statement relating to a Distribution Public Offering of shares of Common Stock owned by such Stockholder, the Company shall, if the other Stockholder (Cap I or Cap II) has not theretofore distributed its holdings of Common Stock to its partners in complete or partial liquidation, give promptly (and in any event within ten business days) a Notice of Registration Request to the Stockholder that did not send the Registration Request of the receipt of the Registration Request, enclosing a copy of the Registration Request. During the Request Period, the other Stockholder shall be entitled to give a Supplemental Registration Request to the Company in which such Stockholder requests that the Company register pursuant to the Securities Act and the Securities Act Rules the shares of Common Stock owned by such Stockholder to be distributed in a Distribution Public Offering.

     B. Registration Request. If the Company shall receive a Registration Request from a Stockholder requesting that the Company file a Registration Statement relating to an Underwritten Public Offering of shares of Common Stock owned by such Stockholder, the Company shall give promptly (and in any event within ten business days) a Notice of Registration Request to each other Stockholder of the receipt of the Registration Request, enclosing a copy of the Registration Request. During the Request Period, the other Stockholders shall be entitled to give a Supplemental Registration Request to the Company in which any or all such Stockholders request that the Company register pursuant to the Securities Act and the Securities Act Rules all or any portion of the shares of Common Stock owned by such Stockholders to be distributed in an Underwritten Public Offering.

     C. Required Registration. At the end of the Request Period in the case of a Registration Request made pursuant to Section 2.A or 2.B herein, the Company shall, subject to the provisions of Section 2.D herein, prepare as promptly as practicable and file a Registration Statement with

                          REGISTRATION RIGHTS AGREEMENT
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respect to the distribution in accordance with the applicable method of distribution of the Registrable Shares to be included therein and use its best efforts to cause the Registration Statement to become effective under the Securities Act in accordance with the Securities Act Rules,.

     D. Suspension of Obligations. The Company's obligations under Section 2.C and Section 4.A herein to prepare and file a Registration Statement and to seek its effectiveness shall be subject to the following provisions:

        i. The Company shall be required to file no more than an aggregate of five (5) Registration Statements pursuant to Section 2.A and Section 2.B and one (1) Registration Statement pursuant to Section 4.A herein.

        ii. The Company's obligations to prepare, file and seek effectiveness of a requested Registration Statement shall be suspended:

            (a) in the case of an Underwritten Public Offering, if the aggregate number of Registrable Shares to be included in such requested Registration Statement is less than 750,000 shares of the then issued and outstanding Common Stock;

            (b) in any case, during the period from the time that it gives a Notice of Intent to File to Stockholders that it is preparing to file a Primary Distribution Registration Statement until 90 days (or such shorter period as to which the managing underwriter of the Primary Distribution to which the Primary Distribution Registration Statement relates shall consent in writing) have lapsed following the effective date of a Primary Distribution Registration Statement under the Securities Act; provided, however, that (A) such Notice of Intent to File is given prior to the time of receipt by the Company of a Registration Request by any Stockholder and (B) that the Company shall use its best efforts to cause such Primary Distribution Registration Statement to be declared effective as promptly as practicable; and provided further that the obligation to file a Registration Statement on behalf of any Stockholder shall be reinstated if the Company does not file a Primary Distribution Registration Statement within 30 days after giving the Notice of Intent to File;

            (c) in any case, during the period from the time that it gives a Notice of Intent to File to Stockholders that it is preparing to file a Secondary Distribution Registration Statement until 90 days (or such shorter period as to which the managing underwriter of a Secondary Distribution effected by means of a Secondary Distribution Registration Statement shall consent in writing) have lapsed following the effective date of the Secondary Distribution Registration Statement under the Securities Act; provided, however, that (A) such Notice of Intent to File is given prior to time of receipt by the Company of a Registration Request by any Stockholder and (B) that the Company shall use its best efforts to cause such Secondary Distribution Registration Statement to be declared effective as promptly as practicable; and

                          REGISTRATION RIGHTS AGREEMENT
                                        7

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        provided further that the obligation to file a Registration Statement on behalf of any Stockholder shall be reinstated if the Company does not file a Secondary Distribution Registration Statement within 30 days after giving the Notice of Intent to File; or

            (d) in any case, if at the time of receipt by the Company of a Registration Request the Company has material inside information as to which it believes it has a valid business purpose in refraining from disclosing publicly for the time being and that current public disclosure of such information would have a material adverse effect on the Company, for a period commencing with the date of receipt of the Registration Request and ending on the earlier of (a) 60 days after such receipt of the Registration Request; (b) the public announcement of such material inside information; or (c) the date on which the Company gives the Stockholder who issued the Registration Request a notice that suspension of its obligation is no longer required; provided, however, that the same material inside information shall not constitute a basis for continuation of this suspension period.

        iii. A Registration Statement filed pursuant to a Registration Request made under Section 2.B herein shall first include all Registrable Shares requested to be included by any and all Stockholders and, only after such inclusion, may include Common Stock being sold for the account of the Company or any other security holders. Any Common Stock to be offered on behalf of the Company or such other security holders will be included in such Registration Statement only to the extent that, in the reasonable opinion of the managing underwriter for the Underwritten Public Offering of Registrable Shares on behalf of Stockholders, such inclusion will not materially adversely affect the distribution of Registrable Shares on behalf of such Stockholders.

     E. Underwriter. The selection of an underwriter for an Underwritten Public Offering of Registrable Shares by Stockholders shall be subject to the approval of the Company, which shall not be unreasonably withheld.

     F. Withdrawn Registration Statement. For purposes of Section 2.D(i) herein, if a requested Registration Statement is filed and the Company otherwise complies with its obligations hereunder, and

        i. the Registration Statement is withdrawn with the consent of the Affected Stockholders as a result of a delay in the offering requested by the Company, then no requested Registration Statement shall be deemed to have been filed; or

        ii. the Affected Stockholders cease to prosecute the Public Offering subject thereto actively and in good faith, the Company shall have the right to withdraw the Registration Statement without the consent of the Affected Stockholders and the requested Registration Statement shall be deemed to have been filed.

                          REGISTRATION RIGHTS AGREEMENT
                                        8

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     Section 3. Incidental/"Piggy-back" Registration.

     A. Notice of Intent to File. If the Company at any time proposes to file a Primary Distribution Registration Statement or a Secondary Distribution Registration Statement under the Securities Act relating to an Underwritten Public Offering of Common Stock that would permit the inclusion therein of shares of Common Stock to be distributed in accordance with the method of distribution contemplated by such Registration Statement, the Company shall give to each Stockholder a Notice of Intent to File promptly after a determination has been made by the Company to prepare and file such Registration Statement, but in any event not less than ten days before the filing with the Commission of such Registration Statement, which notice shall set forth the intended method of distribution (including the name of the managing underwriter) of the securities proposed to be registered. The Notice of Intent to File shall include an offer to include in such filing, subject to the other provisions of this Agreement, such amount of Registrable Shares as each Stockholder may request.

     B. Supplemental Registration Request. If any Stockholder wishes to have Registrable Shares registered pursuant to this Section 3, it shall advise the Company by giving a Supplemental Registration Request within 20 days after the date of receipt of the Notice of Intent to File (or such shorter period, but in any event not less than ten days, as the Company shall specify in its Notice of Intent to File), setting forth the amount of Registrable Shares for which Registration is requested.

     C. Registration Obligation. Subject to the provisions of the next sentence, the Company shall include all Registrable Shares specified in the Supplemental Registration Requests received by it in accordance with subsection B of this
Section 3. If, however, the managing underwriter of the proposed Primary Distribution or Secondary Distribution shall advise the Company in writing that, in the reasonable opinion of such managing underwriter, the inclusion in the Registration Statement of the aggregate number of shares of Common Stock requested by the Stockholders to be included in the Primary Distribution or Secondary Distribution would materially adversely affect such distribution of securities, then the Company shall so advise the Affected Stockholders and the number of such shares of Common Stock included in the Registration Statement shall be reduced to the number acceptable to such managing underwriter and such reduced number of shares shall be allocated pro rata among the Affected Stockholders based on the Registrable Shares held by each. If any Stockholder does not agree to the terms of underwriting of such Primary Distribution or Secondary Distribution, the shares of Common Stock owned by such Stockholder shall be excluded therefrom by written notice from the Company or such managing underwriter.

     D. Underwriting Agreement. Any obligation of the Company to include shares of Common Stock of any Stockholder in a Registration Statement prepared and filed pursuant to this Section 3 shall be conditioned upon the agreement of such Stockholder to enter into an underwriting agreement with the Company, other security holders, if any, and the managing underwriter of the Primary Distribution or the Secondary Distribution of the type described in subsection
(H) of Section 5.

                          REGISTRATION RIGHTS AGREEMENT
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     Section 4. Special Registration Right.

     A. Preparation and Filing. If at any time during the term hereof, (i) Winokur acquires the record and beneficial ownership of any Common Stock from Cap I or Cap II, (ii) in the opinion of counsel, reasonably satisfactory to the Company, all or part of such shares may not be sold by Winokur without registration under the Securities Act or reliance on an exemption from the registration provisions thereof (other than Section 4(1) of the Securities Act) and (iii) Winokur desires in good faith to pledge all or a portion of such shares as collateral for borrowings by Winoker from one or more lenders ("Lenders"), then, upon receipt by the Company of a Registration Request from Winokur or the Lenders, the Company shall, subject to the provisions of Section 2.D herein, prepare as promptly as practicable and file a Registration Statement with respect to the offering, sale and delivery by the Lenders of all or any part of the shares of Common Stock pledged by Winokur to the Lenders in accordance with the applicable method of distribution of the Registrable Shares to be included therein and use its best efforts to cause the Registration Statement to become effective under the Securities Act in accordance with the Securities Act Rules. If so requested by Winokur or the Lenders, the Registration Statement shall be filed pursuant to Rule 415 (relating to "shelf registration statements") of the Securities Act Rules.

     B. Distribution. The applicable method of distribution of the Registrable Shares shall be as requested by the Lenders (or Winokur on behalf of the Lenders) and the methods of distribution may include a distribution by one or more broker-dealers named in the Registration Statement "at the market" pursuant to a Market Public Offering. The Company agrees that it will amend the Registration Statement or supplement the prospectus to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     C. Limitations. The preparation and filing of a Registration Statement pursuant to this Section 4 and the offering, sale and delivery of Registrable Shares pursuant thereto shall be subject to the following limitations:

        i. The Company shall be obligated to prepare, file and cause to become effective only one Registration Statement pursuant to this Section 4.

        ii. The only offering, sale and delivery of Registrable Shares under such Registration Statement shall be for the account of the Lenders after a foreclosure of the lien against such shares following a default in payment of the borrowings made against such collateral, and no sales of such shares shall be effected by the Lenders under such Registration Statement prior to the delivery to the Company of a certificate of the Lenders to such effect.

        iii. The proposed and actual filing by the Company of a Registration Statement pursuant to this Section 4 shall not entitle any Stockholder to registration rights pursuant to Section 3 herein.

                          REGISTRATION RIGHTS AGREEMENT
                                       10

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        iv. The offering, sale and delivery of Registrable Shares pursuant to any Registration Statement filed pursuant to Rule 415 (relating to "shelf registration statements") of the Securities Act Rules under this Section 4 shall be suspended if, at the time of any offering, sale and delivery pursuant to a shelf registration statement, the Company has material inside information as to which it believes it has a valid business purpose in refraining from disclosing publicly for the time being and that current public disclosure of such information would have a material adverse effect on the Company. Such suspension period shall commence upon notice by the Company to Winokur and the Lenders and shall continue until the earlier of
     (a) the expiration of 60 days thereafter; (b) the public announcement of such material inside information; or (c) the date on which the Company gives Winokur and the Lenders notice that such suspension is no longer required; provided, however, that the same material inside information shall not constitute a basis for continuation of this suspension period.

        v. The Company shall be obligated to maintain the effectiveness of a Registration Statement filed pursuant to Rule 415 (relating to "shelf registration statements") of the Securities Act Rules under this Section 4 until the third anniversary of the effective date thereof and no longer.

     D. Benefits. Upon receipt by the Company of a Registration Request under this Section 4, the Lenders shall have the benefits and obligations of an Affected Stockholder under Sections 5, 6, 7 and 8 of this Agreement and of a Stockholder under Sections 9, 10, 11, 12, 13, 16 and 17 of this Agreement.

     Section 5. Registration Procedures. If the Company is required by the provisions of Section 2, 3 or 4 to effect the Registration of any of the Registrable Shares, the Company shall, as expeditiously as possible:

     A. Filing. Prepare and file with the Commission a Registration Statement with respect to such shares of Common Stock and use its best efforts to cause such Registration Statement to become and, subject to subsection C of this
Section 5, remain effective.

     B. Amendments. Prepare and file with the Commission during the Registration Period such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to permit such Registration Statement to become effective in accordance with the Securities Act and the Securities Act Rules and to ensure that such Registration Statement and the prospectus used in connection therewith comply with the disclosure standards of Section 11 of the Securities Act and Section 10(b) of the Exchange Act and that such prospectus complies with Section 10 of the Securities Act, in each case during the Effective Period.

     C. Maintenance of Effectiveness. Subject to the provisions of Section 4.C herein, use its best efforts to maintain the effectiveness of such Registration Statement and to ensure compliance of the prospectus contained therein with
Section 10(a) of the Securities Act for the Effective Period.

                          REGISTRATION RIGHTS AGREEMENT
                                       11

     D. Copies. Furnish to each Affected Stockholder (i) such number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus, summary prospectus and prospectus supplement), in conformity with the requirements of the Securities Act, and such other documents, as such Affected Stockholder may reasonably require in order to facilitate the offering, sale and delivery or other disposition of the Registrable Shares owned by such Affected Stockholder and (ii), during the Registration Period and the Effective Period, copies of any written correspondence or memoranda relating to oral communications in each case with the Commission and copies of any request by the Commission for any amendment of or supplement to the Registration Statement or the prospectus included therein or for additional information.

     E. Blue Sky Laws. Use its best efforts to register or qualify the Common Stock covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as the managing underwriter of such Distribution may reasonably request (excluding, however, any jurisdiction in which the filing would subject the Company to additional tax liability and any jurisdiction in which the Company would thereby be required to execute a general consent to service of process) and use all reasonable efforts to do such other acts and things as may be required to enable the Affected Stockholders to consummate the public sale or other disposition in such jurisdictions of the Registrable Shares owned by such Affected Stockholders.

     F. Earnings Statement. Make available to its holders of Common Stock, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

     G. Amended Prospectuses. Notify each Affected Stockholder immediately if the Company shall become aware at any time during the Effective Period that the prospectus included in the Registration Statement, as such prospectus may be amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances then existing, and at the request of any Affected Stockholder to prepare promptly and to furnish to each Affected Stockholder such number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances then existing.

     H. Underwriting Agreements. Enter into such agreements (including an underwriting agreement in customary form and containing customary provisions relating to legal opinions and accountants' letters, representations and warranties and mutual indemnification and contribution between the Company and the underwriters for the Affected Stockholders) and use all reasonable

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                                       12
efforts to take such other actions as the Affected Stockholders may reasonably request in order to expedite or facilitate the disposition of such Registrable Shares.

     I. Inspection. Make available for inspection by the Affected Stockholders, by any underwriter participating in any distribution to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by Affected Stockholders or any such underwriter all pertinent financial and other records, pertinent corporate documents and properties of the Company and cause all of the Company's officers, directors and employees to supply all such information requested by the Affected Stockholders, such underwriter, attorney, accountant or agent, as is reasonably needed in connection with such Registration.

     6. Classes of Stock. The parties hereto intend that any capital stock sold by a Stockholder pursuant to the provisions of this Agreement shall be Class A Common Stock if sold prior to January 1, 2002 or Common Stock if sold thereafter. Accordingly, any reference herein to the inclusion of Common Stock in a Registration Statement for offering, sale and delivery by a Stockholder hereunder shall, subject to the proviso to Article Fourth, II-A-4, of the Certificate of Incorporation of the Company, prior to January 1, 2002 be deemed to refer to Class A Common Stock and thereafter to Common Stock.

     7. Expenses; Limitations on Registration. The Registration Expenses relating to any Registration effected by the Company pursuant to this Agreement shall be for the account of the Company; provided, however, that any and all underwriting discounts and commissions attributable to the sale of the shares of Common Stock of the Affected Stockholders shall be for the account of the Affected Stockholders.

     For purposes of this Section 7, the Company shall be obligated to pay the fees and expenses of only one law firm representing the Affected Stockholders. If more than one such firm shall represent the Affected Stockholders in connection with a Registration under this Agreement, the Affected Stockholders shall notify the Company as to which firm shall be deemed to represent the Affected Stockholders for purposes of this Section 7.

     Section 8. Stockholders' Information. The Affected Stockholders shall provide all information reasonably requested by the Company for inclusion in any Registration Statement to be filed hereunder. The actual provision of such information shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the Registration of Registrable Shares of any Affected Stockholder.

     Section 9. Indemnification.

     A. In connection with the Registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Company agrees to indemnify and hold harmless each Affected Stockholder, its partners, directors, officers and employees, and each other Person, if any, who controls such Affected Stockholder within the meaning of Section 15 of the Securities Act, against

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                                       13
any losses, claims, damages or liabilities, joint or several, to which such Affected Stockholder or any such partner, director, officer, employee or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or any alleged untrue statement of a material fact contained in the Registration Statement or the prospectus included therein at the time the Registration Statement is declared effective or any omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any untrue statement of a material fact or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the prospectus included therein or any amendment or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements concerning the Company therein, in the light of the circumstances under which they were made, not misleading and shall reimburse each Affected Stockholder and each such partner, director, officer, employee and controlling Person for any legal or other expenses reasonably incurred by such Affected Stockholder or such partner, director, officer employee or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished by or on behalf of an Affected Stockholder to the Company expressly for use therein; and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus if such untrue statement or alleged untrue statement or omission or alleged omission was corrected in the final prospectus included in the Registration Statement at the time it became effective and the Affected Stockholder, in the case of a Distribution Public Offering or a Market Public Offering, or the managing underwriter, in the case of an Underwritten Public Offering, failed to provide the final prospectus as required by the Securities Act and the Securities Act Rules. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Affected Stockholder or any such partner, director, officer, employee or controlling Person, and shall survive the transfer of such securities by any Affected Stockholder.

     B. Each Affected Stockholder agrees to indemnify and hold harmless the Company, its directors, officers and employees, each other Person, if any, who controls the Company and each other Affected Stockholder against any losses, claims, damages or liabilities, joint or several, to which the Company, any such director, officer or employee, any such controlling Person or such other Affected Stockholder may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or any alleged untrue statement of a material fact contained in the Registration Statement or the prospectus included therein at the time the Registration Statement is declared effective or any omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or

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                                       14

(ii) any untrue statement of a material fact or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the prospectus included therein or any amendment or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements concerning the Company therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such alleged untrue statement or alleged omission was made in such Registration Statement, preliminary prospectus, prospectus, amendment or supplement in reliance upon and in conformity with written information furnished by or on behalf of an Affected Stockholder to the Company expressly for use therein, and shall reimburse the Company or such director, officer, employee or other Person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action.

     C. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in subsection (A) or (B) of this Section 9, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligation under this subsection C to the extent the indemnifying party is not materially prejudiced by such failure. In case any such action is brought against an indemnified party, the indemnified party shall permit the indemnifying party to assume the defense of such action or proceeding, provided that counsel for the indemnifying party, who shall conduct the defense of such action or proceeding, shall be approved by the indemnified party (whose approval shall not be unreasonably withheld) and the indemnified party may participate in such defense (in which case, such participation shall be at such indemnified party's expense, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified party and the indemnifying party shall exist in respect of such claim, in which event the indemnifying party shall pay the reasonable fees and expense of separate counsel for the indemnified party). No indemnifying party shall consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm for all indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

     D. Indemnification similar to that specified in the preceding subsections of this Section 9 shall be given by the Company and each Affected Stockholder (with such modifications as shall be appropriate) with respect to liability related to any required registration or other qualification of Registrable Shares under any Federal or state law or regulation of governmental authority other than the Securities Act.

     E. If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsection (A) or (B) above, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims,

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                                       15
damages or liabilities referred to in subsection (A) or (B) above, in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and each Affected Stockholder, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Affected Stockholder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Affected Stockholders agree that it would not be just and equitable if contributions pursuant to this subsection (E) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (E). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (E) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in subsection (C) above if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) that is the subject of this subsection (E). Notwithstanding the provisions of this subsection (E), in respect of any loss, claim, damage or liability based upon any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact that relates to information other than information supplied by any Affected Stockholder, no Affected Stockholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Shares offered by it and distributed to the public exceeds the amount of any damages that such Affected Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this subsection (E) of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this subsection (E), such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in subsection (C) above has not been given with respect to such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this subsection (E) to the extent such omission is not prejudicial.

     Section 10. Public Availability of Information. The Company shall comply with all applicable public information reporting requirements of the Commission, to the extent required from time to time to enable each Stockholder to sell Registrable Shares without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Stockholder, the Company will deliver to such Stockholder a written statement as to whether it has complied with such requirements.

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                                       16

     Section 11. Supplying Information. The Company shall cooperate with each Stockholder in supplying such information as may be necessary for such Stockholder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Registrable Shares.

     Section 12. Specific Performance. Each party hereto acknowledges and agrees that each other party hereto would be irreparably harmed and would have no adequate remedy of law if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that, in addition to any other remedies by law or in equity which may be available, the parties hereto shall be entitled to obtain preliminary and permanent injunctive relief with respect to any breach or threatened breach of, or otherwise obtain specific performance of, the covenants and other agreements contained in this Agreement.

     Section 13. Representations and Warranties of the Company. The Company represents and warrants to each Stockholder that, as of the date of this Agreement, (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby and (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, and, assuming that this Agreement constitutes a valid and binding obligation of each of Cap I and Cap II, is enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity and except as the enforceability thereof may be limited by considerations of public policy.

     Section 14. Representations and Warranties of Cap I and Cap II. Each of Cap I and Cap II represents and warrants to the Company that, as of the date of this Agreement, (a) it is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has the organizational power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary organizational action on the part of such Stockholder and no other organizational proceedings on the part of such Stockholder are necessary to authorize this Agreement or any of the transactions contemplated hereby and (c) this Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder and, assuming that this Agreement constitutes a valid and binding obligation of the Company, is enforceable against such Stockholder in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors'

                          REGISTRATION RIGHTS AGREEMENT
                                       17
rights generally from time to time and to general principles of equity and except as the enforceability thereof may be limited by considerations of public policy.

     Section 15. Expiration. This Agreement and the rights, benefits, duties and obligations hereunder of the parties hereto and their successors and permitted assigns shall expire and be of no further force or effect on the 180th day after the later to occur of (i) May 31, 2004 and (ii) the first date on which each and all of Cap I, Cap II, Nathaniel A. Gregory and, to the extent that Winokur has acquired the record and beneficial ownership of shares of Common Stock from Cap I or Cap II, Winokur is able to sell shares of Common Stock subject hereto in reliance upon the exemption from the registration provisions of the Securities Act contained in Rule 144(k) or any successor Securities Act Rule.

     Section 16. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or transmitted by telex, telegram or facsimile transmission or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)      if to Cap I, to:
              Capricorn Investors, L.P.
              c/o Winokur Holdings, Inc.
              30 East Elm Street
              Greenwich, Connecticut  06830
              Attention:  Herbert S.  Winokur, Jr.
                          President
              Telecopy No.:  (203) 861-6671

              with a copy to:
              O'Melveny & Myers LLP
              153 E. 53rd Street
              53rd Floor
              New York, New York 10022-4611
              Attn.:  Mr. Jeffrey J.  Rosen
              Facsimile: (212) 326-2061

     (b)      if to Cap II, to:
              Capricorn Investors II, L.P.
              c/o Capricorn Holdings, LLC
              30 East Elm Street
              Greenwich, Connecticut  06830
              Attention:  Manager
              Telecopy No.:  (203) 861-6671

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                                       18
              with a copy to:
              O'Melveny & Myers LLP
              153 E. 53rd Street
              53rd Floor
              New York, New York 10022-4611
              Attn.:  Mr. Jeffrey J.  Rosen
              Facsimile:  (212) 326-2061

     (c)      if to the Company, to:
              NATCO Group, Inc.
              Brookhollow Central III
              2950 North Loop West
              Suite 750
              Houston, Texas 77092
              Attn.: Mr. Nathaniel A. Gregory, Chairman and Chief Executive Officer
              Facsimile No.:  (713) 683-7814

              with a copy to:
              Vinson & Elkins L.L.P.
              First City Tower
              1001 Fannin Street
              Houston, Texas 77002-6760
              Attn.:  Mr. William E. Joor III
              Facsimile No.:  (713) 615-5201

     Section 17. Benefit and Assignment.

             (a) The terms and conditions of this Agreement shall inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns; provided, however, that, except as otherwise provided in this Section, this Agreement shall not be assignable by any party hereto except by operation of law or with the prior express written consent of the other parties hereto. Upon registration of record ownership of shares of Common Stock by Nathaniel A. Gregory, Winokur or any general or limited partner of Cap I or Cap II, such person shall become a Stockholder and a third party beneficiary of all the rights of a Stockholder hereunder. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, their respective successors and permitted assigns and such third party beneficiaries, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

             (b) If Cap I or Cap II shall transfer and assign shares of Common Stock to any Person otherwise than in a Distribution Public Offering or an Underwritten Public Offering, Cap I or Cap II (or any Person who shall be a transferee or assignee pursuant to this subsection (b)), as the case may be, may assign such portion of its rights and benefits under

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                                       19
     this Agreement as is necessary to permit such Person to act as a Stockholder hereunder; provided, however, that such Person shall agree in writing to be bound by the duties and obligations of a Stockholder hereunder.

     Section 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the application of doctrines of conflicts of law.

     Section 19. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, any of which may have been transmitted and received by facsimile transmission and each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

             (The remainder of this page left blank intentionally.)







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                                       20

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their officers thereunto duly authorized.

                                       NATCO GROUP INC.



                                       BY: /s/ NATHANIEL A. GREGORY
                                           -------------------------------------
                                           Nathaniel A. Gregory
                                           Chairman and Chief Executive Officer

                                       CAPRICORN INVESTORS, L.P.

                                       By: Capricorn Holdings, G.P.,
                                           its general partner

                                       By: Winokur Holdings, Inc.,
                                           its general partner

                                       By: /s/ HERBERT S. WINOKUR, JR.
                                           -------------------------------------
                                           Herbert S. Winokur, Jr.
                                           President.

                                       CAPRICORN INVESTORS II, L.P.

                                       By: Capricorn Holdings, LLC,
                                           its general partner

                                       By: /s/ HERBERT S. WINOKUR, JR.
                                           -------------------------------------
                                           Herbert S. Winokur, Jr.
                                           Manager

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                                       21